November 20, 2006

FLORIDA DEPARTMENT OF STATE
Division of Corporations

GOLDSPRING, INC.
PO BOX 1118
VIRGINIA CITY, NV 89440

Re: Document Number P99000091583

The Articles of Amendment to the Articles of Incorporation of GOLDSPRING, INC., a Florida corporation, were filed on November 20, 2006.

This document was electronically received and filed under FAX audit number H06000279044.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Tracy Smith
Document Specialist
Division of Corporations

Letter Number: 506A00067659

Articles of Amendment
to
Articles of Incorporation
of

Goldspring, Inc.
(Name of corporation as currently filed with the Florida Dept. of State)

P99000091583
(Document number of corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

(*Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co."*)
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

ARTICLE V of the Articles of Incorporation is hereby amended and is to read as follows:

ARTICLE V-Capital Stock

The maximum number of shares of capital stock that this corporation shall be authorized to have outstanding at any one time shall be Four Billion(4,000,000,000). Of such amount, Three Billion, Nine Hundred Fifty Million (3,950,000,000) shares shall be designated Common Stock and Fifty Million (50,000,000) shares shall be designated Blank Check Preferred Stock. The Common Stock shall have a par value of $0.000666 per share upon which there are no preemptive rights. The Blank Check Preferred Stock shall have a par value of $0.000666 per share. The Black Check Preferred Stock may be issued in one or more series or classes, each of which shall have such rights, preferences and privileges as the Board of Directors shall from time to time designate. The Common Stock and Black Check Preferred Stock shall be paid for at such time as the Board of Directors shall designate, in cash, real property, personal property, services,

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

N/A

(continued)

patents, leases, or any other valuable thing or right for the use and purposes of the corporation, and shares of capital, which issued in exchange thereof shall thereupon and thereby become paid in full, the same as though paid in cash at par, and shall be none assessable forever, the judgment of the Board of Directors as to the value of the property right or thing acquired in exchange for such capital stock shall be conclusive.

The date of each amendment(s) adoption: November 10, 2006

Effective date if applicable: ______________________

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☒ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature ______________________

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Robert T. Faber

(Typed or printed name of person signing)

CEO + President

(Title of person signing)

FILING FEE: $35